EX-35.1
AURORA LOAN SERVICES

Owner: None

Depositor: Structured Asset Securities Corporation
           Attention: Mortgage Finance SASCO 2007-BC3
           745 7th Avenue, 7th Floor
           New York, NY 10019

Master Servicer: Aurora Loan Services LLC
                 Michele Olds
                 10350 Park Meadows Drive
                 Littleton, CO 80124

Trustee: U.S. Bank, N.A.
         Attention: Structured Finance / SASCO 2007-BC3
         60 Livingston Avenue
         St. Paul, MN 55107

Securities Admin  Wells Fargo Bank, N.A.
                  Attention: Client Manager
                  P.O. Box 98
                  Columbia, Maryland 21046

Subject: Annual Officer's Certification
Fiscal Year: 2007
Investor Code: H30
Investor Name: SASCO 2007-BC3

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Servicer during the period beginning on the cut-Off date and ending on December 31, 2007 (the reporting period) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.



Certified by: AURORA LOAN SERVICES LLC

By: /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director